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                    CONSENT OF WASSERSTEIN PERELLA & CO., INC.


     We hereby consent to the use in the Registration Statement on Form S-4 (the "Registration Statement"), and in the related Prospectus, of TCF Financial Corporation ("TCF") covering the securities of TCF to be issued in connection with the Combination (as defined in the Registration Statement), and in the related Proxy Statement of Standard Financial, Inc. (together the "Proxy Statement/Prospectus") of our opinion dated March 16, 1997, appearing as Appendix B to the Proxy Statement/Prospectus, and to the description therein of such opinion and to the references therein to us under the heading "Opinion of Financial Advisor to Standard." In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations promulgated thereunder.

WASSERSTEIN PERELLA & CO., INC.


New York, New York
June 4, 1997